Exhibit 99.1

Truett-Hurst, Inc. Reports Results for the First Quarter of Fiscal Year 2018 Ended September 30, 2017

Healdsburg, California (November 20, 2017) – Truett-Hurst, Inc. (NASDAQ: THST), which operates an innovative super-premium and ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek Valley of Sonoma County, California, reported results for the first quarter of fiscal year 2018 which ended on September 30, 2017.

Q1 FY18 vs. Q1 FY17

For Q1 of fiscal year 2018, total net sales from continuing operations totaled $6.2 million, an increase of 5.2% compared to the prior year. The increase was due to higher sales in the broadmarket and sales to one large retailer. Consolidated gross margin from continuing operations was 33.0%, an increase of 1.1 margin points over the prior year due to a change in the ratio of more profitable wholesale business to less profitable or value oriented retailers.

Wholesale Segment

•	Net Sales of $4.8 million (+6.0% or +$0.3 million compared to the prior year)
•	Gross Margin of 23.7% (an increase of 2.1 margin points compared to the prior year)
•	Gross Profit of $1.1 million (+16.3% or +$0.2 million compared to the prior year)

Direct to Consumer (DTC) Segment

•	Net Sales of $1.4 million (+2.5% or +$0.035 million compared to the prior year)
•	Gross Margin of 64.8% (an increase of 2.5 margin points compared to the prior year)
•	Gross Profit of $0.9 million (+6.5% or +$0.056 million compared to the prior year)

Operating Expenses

Operating expenses for the first quarter of fiscal year 2018 ended September 30, 2017 were $2.2 million compared to $2.1 million in the prior year, an increase of 8.2% caused by the hiring of additional sales personnel.

“I’m pleased that we grew both top line revenue and gross margin % in the first quarter of this fiscal year coming into the important second quarter holiday period (OND).  The gross margin % gain was due to a sustainable mix shift to more profitable products. We also launched the innovative Cense wine brand, the first premium, low calorie wine in partnership with Weight Watchers.”

Earnings Call

The Company will not be conducting an earnings call related to its results for the first quarter of fiscal year 2018 ended September 30, 2017.

Truett-Hurst, Inc. • 125 Foss Creek Circle • Healdsburg, CA 95448 • tel: 707.431.4423 • fax: 707.395.0289 • email: ir@truetthurstinc.com

About Truett-Hurst, Inc.

Truett-Hurst, Inc. (NASDAQ: THST) is a holding company and its sole asset is the controlling equity interest in H.D.D. LLC., an innovative super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek Valley of Sonoma County, California. Truett-Hurst, Inc. is headquartered in Healdsburg, California.

Forward-Looking Statements

This press release for the first quarter of fiscal year 2018 ended September 30, 2017 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, and expenses for the periods after September 30, 2017. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers which could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; risks relating to our inventory; risks relating to our structure; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. For additional information, see our Annual Report on Form 10-K filed on October 13, 2017, or our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

TRUETT-HURST, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2017	June 30, 2017
Assets
Current assets:
Cash and cash equivalents	$26	$783
Accounts receivable	3,637	1,932
Inventories, net	21,202	20,609
Bulk wine deposits	94	—
Other current assets	1,177	505
Total current assets	26,136	23,829
Property and equipment, net	5,787	5,426
Intangible assets, net	507	506
Other assets, net	245	277
Total assets	$32,675	$30,038
Liabilities and Equity
Current liabilities:
Lines of credit	$7,615	$7,290
Accounts payable	4,170	1,994
Accrued expenses	710	546
Depletion allowance and accrual for sales returns	509	495
Current maturities of capital lease obligation	11	11
Current maturities of long term debt	475	491
Total current liabilities	13,490	10,827
Long term debt, net of current maturities	3,208	3,002
Capital lease obligation, net of current maturities	60	63
Total liabilities	16,758	13,892

Equity:
Shareholders’ equity:
Preferred stock, par value of $0.001 per share, 5,000,000 shares authorized, none issued and outstanding at September 30, 2017 and June 30, 2017	—	—
Class A common stock, par value of $0.001 per share, 15,000,000 authorized, 4,460,417 issued and outstanding at September 30, 2017 and 4,426,789 issued and outstanding at June 30, 2017	4	4
Class B common stock, par value of $0.001 per share, 1,000 authorized, 6 and 7 issued and outstanding at September 30, 2017 and June 30, 2017, respectively	—	—
Additional paid-in capital	16,214	16,082
Accumulated deficit	(5,825)	(5,651)
Total Truett-Hurst, Inc. shareholders' equity	10,393	10,435
Noncontrolling interest	5,524	5,711
Total equity	15,917	16,146
Total liabilities and equity	$32,675	$30,038

TRUETT-HURST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

	Three Months Ended September 30,
	2017	2016
Sales	$6,417	$6,102
Less excise tax	(227)	(216)
Net sales	6,190	5,886
Cost of sales	4,145	4,056
Gross profit	2,045	1,830
Operating expenses:
Sales and marketing	1,454	1,224
General and administrative	790	812
(Gain) loss on disposal of assets	(22)	17
Total operating expenses	2,222	2,053
Net loss from operations	(177)	(223)
Other income (expense):
Interest expense, net	(110)	(80)
Gain on lease termination, net	—	844
Gain on fair value of interest rate swap	2	23
Other expense	(8)	(9)
Total other (expense) income	(116)	778
Net (loss) income before income taxes	(293)	555
Income tax expense	—	(1)
Net (loss) income from continuing operations	(293)	554
Net (loss) income attributable to Truett-Hurst, Inc. and H.D.D. LLC	(293)	554
Net (loss) income attributable to noncontrolling interest: H.D.D. LLC	(117)	237
Net (loss) income attributable to Truett-Hurst, Inc.	$(176)	$317
Net (loss) income per share:
Basic per share	$(0.04)	$0.07
Diluted per share	$(0.04)	$0.04
Weighted average shares used in computing net (loss) income per share:
Basic weighted average shares	4,437,998	4,306,609
Diluted weighted average shares	4,437,998	7,675,917

TRUETT-HURST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net (loss) income from continuing operations	$(293)	$554
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	213	200
Reserve for assets to be abandoned	—	127
Stock-based compensation	62	95
Gain on fair value of interest rate swap	(2)	(23)
Gain on lease termination, net	—	(844)
Proceeds received on lease termination	—	955
Gain on disposal of assets	(22)	(94)
Changes in operating assets and liabilities, net
Accounts receivable	(1,705)	(1,212)
Inventories	(593)	(1,748)
Bulk wine deposits	(94)	271
Other current assets	(670)	(90)
Accounts payable	2,176	2,704
Accrued expenses	164	179
Depletion allowance and accrual for sales returns	14	(492)
Due to related parties	—	64
Net cash (used in) provided by operating activities	(750)	646
Cash flows from investing activities:
Acquisition of property and equipment	(535)	(288)
Acquisition of intangible and other assets	(6)	(15)
Proceeds from sale of assets	22	4
Net cash used in investing activities	(519)	(299)
Cash flows from financing activities:
Net proceeds from (payments on) lines of credit	325	(277)
Proceeds from long term debt	327	387
Payments on long term debt	(137)	(176)
Payments on capital lease obligation	(3)	—
Net cash provided by (used in) financing activities	512	(66)
Net change in cash and cash equivalents	(757)	281
Cash and cash equivalents at beginning of period	783	4,043
Cash and cash equivalents at end of period	$26	$4,324
Supplemental disclosure of cash flow information:
Cash paid for interest	$110	$80
Cash paid for income taxes	—	$1

For more information, contact:

Truett-Hurst, Inc.

Evan B. Meyer,

Chief Financial Officer

Phone: 707.431.4423

Fax: 707.395.0289

Email:  evan@truetthurst.com